UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 27, 2010

TomoTherapy Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	001-33452	39-1914727
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1240 Deming Way, Madison, Wisconsin		53717
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-824-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 28, 2010, TomoTherapy Incorporated (the “Company”), Avalon Portfolio, LLC, one of the Company’s shareholders (“Avalon”), and certain of Avalon’s affiliates (such affiliates, together with Avalon, the “Avalon Parties”) entered into a Termination Agreement (the “Termination Agreement”). Pursuant to the Termination Agreement, the Settlement Agreement, dated April 7, 2009 (as amended by letter dated October 12, 2009, the “Settlement Agreement”), among the Company and the Avalon Parties was terminated effective as of May 27, 2010. Under the Termination Agreement, the Company and the Avalon Parties have acknowledged that there has been no breach of the Settlement Agreement, and the Company acknowledged that it had received notice from the Avalon Parties that they no longer satisfy the Minimum Condition (as defined in the Settlement Agreement).

The foregoing summary of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K, and which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	Termination Agreement dated May 28, 2010, effective as of May 27, 2010, among TomoTherapy Incorporated, Avalon Capital Group, Inc., Avalon Portfolio, LLC and Avalon Technology, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TomoTherapy Incorporated

June 1, 2010	By:	/s/ Thomas E. Powell

Name: Thomas E. Powell
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Termination Agreement dated May 28, 2010, effective as of May 27, 2010, among TomoTherapy Incorporated, Avalon Capital Group, Inc., Avalon Portfolio, LLC and Avalon Technology, LLC